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Exhibit 10.4

REIMBURSEMENT AGREEMENT

        This Reimbursement Agreement (this "Agreement") is entered into by and among LSF5 Spur, LLC, a Delaware limited liability company ("Spur"), Del Frisco's Restaurant Group, Inc., a Delaware corporation (the "Company"), Center Cut Hospitality, Inc., a Delaware corporation formerly known as Lone Star Steakhouse & Saloon, Inc. ("Center Cut"), and each entity listed on Exhibit A as a "Spur Tenant", as of the    day of            , 2007.

RECITALS

        WHEREAS, the Company is the sole stockholder of Center Cut;

        WHEREAS, the Company has filed a registration statement on form S-1 (No. 333-                        ) with the United States Securities and Exchange Commission to register the sale of shares of its Common Stock in its initial public offering (the "IPO");

        WHEREAS, Center Cut is a guarantor of certain of the obligations of those Spur Tenants that are parties to the various operating leases (each, a "Guaranteed Lease" and, collectively, the "Guaranteed Leases") listed on Exhibit A attached hereto (such guaranty obligations being referred to as the "Lease Guarantees"); and

        WHEREAS, as of the Effective Time (as defined herein), each of Spur and the Spur Tenants have agreed to reimburse the Company or any of its subsidiaries for any payments and expenses incurred by the Company or any of its subsidiaries resulting from the Lease Guarantees.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

        1.     Effective Time. This Agreement will become effective (the "Effective Time") upon the consummation of the IPO.

        2.     Reimbursement. Spur and the applicable Spur Tenant, each does hereby agree to promptly pay the Company and/or its applicable subsidiary in immediately available funds, in the case of any payments and/or expenses incurred by the Company or any of its subsidiaries, as a result of its obligations under the Lease Guarantees, a sum equal to the amount paid or incurred by the Company and/or its applicable subsidiary.

        3.     Demand for Reimbursement. The Company agrees that, promptly upon its discovery of any event, occurrence, fact, circumstance or other matter which, in its reasonable judgment, gives rise to a claim for reimbursement under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, it will give reasonable notice thereof in writing to Spur, together with a statement of such information respecting any of the foregoing as it shall then possess. Such notice shall include a formal demand for reimbursement under this Agreement. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

If to the Company:

  Del Frisco's Restaurant Group, Inc.
  224 East Douglas
  Suite 700
  Wichita, Kansas 67202
  Tel: 316-264-8899

If to Spur or any Spur Tenant:

  LSF5 Spur, LLC
  717 North Harwood Street, Suite 2100
  Dallas, TX 75201
  Tel: 214-754-8430
  Fax: 214-459-1430
  Attention: Legal Department

With a copy to:

  Hunton & Williams LLP
  1445 Ross Avenue, Suite 3700
  Dallas, TX 75202
  Tel: 214-468-3375
  Fax: 214-880-0011
  Attention: Gregory J. Schmitt, Esq.

The addresses and addressees for the purpose of this Agreement may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.

        4.     Indemnification. Spur and the applicable Spur Tenant, each shall and does hereby agree to indemnify, protect, defend, and hold harmless the Company and each of its subsidiaries from and against all claims, demands, liabilities, damages, costs, suits, losses, liens, expenses, actions, causes of action, suits, judgments, and fees (including court costs, attorneys' fees, and costs of investigation), of any nature, kind, or description resulting from any claim against the Company or any of its subsidiaries under, pursuant or related to the Lease Guarantees.

        5.     Defense of any Third-Party Claim.

          (a)   Spur and the applicable Spur Tenant, each shall conduct with due diligence and in good faith the defense of any third-party claims arising under the Lease Guarantees. Such contest shall be conducted by reputable attorneys employed by Spur and the applicable Spur Tenant, but the Company shall have the right to monitor such proceedings with attorneys of its own choosing at its cost and expense.

          (b)   None of Spur or the Spur Tenants shall settle or compromise any third-party claim without the consent of the Company unless such settlement or compromise (i) involves only the payment of money with such payment being made by Spur and/or the applicable Spur Tenant, (ii) does not involve an injunction or other equitable relief, and (iii) provides for the claimant to provide to the Company and its applicable subsidiaries a release from all liability in respect of such claim.

          (c)   If the settlement or compromise of the claim does not satisfy all of the conditions in Section 5(b), none of Spur or the Spur Tenants shall settle or compromise the claim without the prior consent of the Company.

          (d)   The parties hereto shall cooperate in the defense or prosecution of any third-party claim, with such cooperation to include (i) the retention and the provision of records and information that are reasonably relevant to such third-party claim, and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material related to such third-party claim.

        6.     Breach; Attorneys' Fees. In the event of any failure by any of Spur or any Spur Tenant to fully perform in accordance with this Agreement, the Company, at its option, and without relieving any of Spur or any Spur Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by the Company in that event shall be reimbursed by Spur and the applicable Spur Tenant to the Company, together with interest on the same from the date any such expense was paid by the Company until reimbursed by Spur and the applicable Spur Tenant, at the rate of interest provided to be paid on judgments by the law of the State of Delaware. If the Company is required to sue any of Spur or any Spur Tenant to enforce its rights to indemnification hereunder, it is agreed that the Company shall be entitled, in addition to the amount to which it is entitled hereunder (and only in cases where it is entitled to an amount hereunder), to reimbursement for the reasonable legal fees, court costs and fees of experts incurred by it in prosecuting such suit.

        7.     Covenants Regarding Guaranteed Leases. Unless prohibited by other contractual agreements, neither Spur, nor any of the Spur Tenants, shall exercise any option to extend the term of any of the Guaranteed Leases unless the Company and Center Cut are relieved of all ongoing obligations pursuant to the applicable Lease Guarantee from the date of such extension.

        8.     Partial Invalidity. If any provision of this Agreement is invalid, the remainder of the Agreement shall remain valid. In such event, the parties agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        9.     Signature in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

        10.   No Representations and No Reliance. Spur and each Spur Tenant agrees that it is executing this Agreement freely and voluntarily, and without any threat, pressure, coercion, or duress, and that each of Spur and each Spur Tenant is doing so based on its own investigation of the facts, and has not received or relied on any representations made by the Company.

        11.   Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and toenforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction in addition to any other remedy to which they are entitled at law or in equity.

        12.   Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

        13.   No Waiver. This Agreement shall not be a waiver of any party's rights or remedies pursuant to the Lease Guarantees.

[Signature Page Follows.]

        EXECUTED as of the date first written above.

SPUR:
LSF5 SPUR, LLC, a Delaware limited liability company
By:
Name:
Title:
[Additional Signatures to Come]
THE COMPANY:
DEL FRISCO'S RESTAURANT GROUP, INC., a Delaware corporation
By:
Name:
Title:

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REIMBURSEMENT AGREEMENT
RECITALS
AGREEMENT